Exhibit 10(h)

September 26, 2002

Name of Executive
Address of Executive

Re: Extension of Executive Agreement

Dear ________:

                        As you know, the Executive Agreement, dated as of [December 10, 1998]1, between Olin Corporation and you (the “Executive Agreement”) is scheduled to expire on September 30, 2002.  This letter will confirm that paragraph 3(a) of the Executive Agreement is hereby amended by substituting the phrase “December 31, 2002” for the phrase “September 30, 2002” each time it appears therein.

                        Except as specifically provided above, the terms and conditions of the Executive Agreement will continue to apply and remain in full force and effect.  This letter agreement and any disputes arising under or related thereto shall be governed and construed in accordance with the laws of the Commonwealth of Virginia, without reference to its conflicts of law principles.

Very truly yours,

OLIN CORPORATION

Name:
Title:

Agreed and Accepted:

Name of Executive

1   Enter applicable date, if different for some executives